Exhibit 99.1

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EQUITY INTEREST PURCHASE AGREEMENT

THIS EQUITY INTEREST PURCHASE AGREEMENT dated as of October 22, 2004 between and among Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a citizen and resident of the Italian Republic (collectively the “Founders”); B.R.C. Società a Responsabilità Limitata, an Italian limited liability company (“BRC”); M.T.M. Società a Responsabilità Limitata, an Italian limited liability company (“MTM”); and IMPCO Technologies, Inc., a Delaware corporation with its principal place of business located in the State of California in the United States (“IMPCO”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed in Section 1.1.

RECITALS

A.	IMPCO, the Founders and the Founders’ spouses (whose acknowledgements appear on the execution page hereof) entered into an Option Agreement dated October 3, 2002 (the “Option Agreement”) providing for an option to IMPCO (the “Option”) to purchase from the Founders collectively a 50% equity interest (the “IMPCO Quota”) in BRC.

B.	IMPCO exercised the Option and, pursuant to a Sale and Purchase Agreement dated May 8, 2003 (the “Initial Purchase Agreement”), acquired the IMPCO Quota in a series of related transactions, the last of which was completed on July 29, 2003. Immediately prior to the execution of this Agreement the Founders collectively own the remaining equity interests in BRC (such interests, the “Founders’ Quota”).

C.	Among other things, Section 8 of the Initial Purchase Agreement grants an option (the “Earn-Out Call Option”) to IMPCO to purchase the Founders’ Quota on specified terms following the conclusion of BRC’s fiscal year ending December 31, 2006.

D.	The parties now desire to accelerate the acquisition by IMPCO of the Founders’ Quota on the terms and subject to the conditions set forth in this Agreement and the agreements, exhibits and schedules ancillary hereto, with the purchase price for the Founders’ Quota being determined on the basis of the option price that would be applicable under the Earn-Out Call Option were that option price to be computed as of September 30, 2004.

E.	IMPCO and the Founders are entering into certain agreements as contemplated hereby, and the parties acknowledge that without such agreements none of the parties would have entered into this Agreement. BRC, the Founders and IMPCO desire to make certain representations, warranties, covenants and agreements in this Agreement and in such ancillary agreements, and herein and therein to prescribe various conditions to the Purchase.

F.	The board of directors of IMPCO, following the unanimous recommendation of a special committee comprised solely of the independent directors of IMPCO, has determined that an acquisition by IMPCO of the Founders’ Quota, on the terms and subject to the conditions established hereby, is in the best interests of IMPCO and its shareholders. Accordingly, the board of directors of IMPCO has approved this Agreement and deems it advisable and in the best interests of its shareholders to approve this Agreement, the Purchase and the agreements and transactions contemplated hereby.

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NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement:

(a) “Acquisition Shares” shall mean the 5,098,284 shares of IMPCO Common Stock to be issued to the Founders at the Closing.

(b) An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common control with, such first Person.

(c) “Affiliated Company” means any entity in which a Person holds a material equity interest or over which such Person possess Control.

(d) “Agreement” means this Agreement and any and all exhibits, schedules and amendments hereto.

(e) “Bison Loan” means the debt arrangements and relationships established by that certain Securities Purchase Agreement, and the documents and transactions contemplated thereby, between IMPCO and Bison Capital Structured Equity Partners, LLC, dated July 18, 2003, as subsequently amended and supplemented.

(f) “BRC” has the meaning assigned in the preamble to this Agreement.

(g) “BRC Disclosure Schedule” shall have the meaning specified in Section 3.3.

(h) “BRC Material Contracts” shall have the meaning specified in Section 3.3(i).

(i) “BRC Permits” shall have the meaning specified in Section 3.3(g).

(j) “Business Day” means any day other than Saturday, Sunday or any other day on which any of the following is true: (i) banks are legally permitted to be closed in the State of California; (ii) the Nasdaq Stock Market is closed for the publication of securities trading information; or (iii) banks are legally permitted to be closed in Cherasco, Italy.

(k) “Cash Component” means an amount equal to US$10,017,600.

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(l) “Closing Stock Value” means the aggregate value, in United States dollars, of the Closing Shares as of the date of this Agreement.

(m) “Closing” shall have the meaning specified in Section 2.1.

(n) “Closing Date” shall mean the date (based on U.S. Eastern time) on which the Closing actually occurs.

(o) “Code” means the Internal Revenue Code of 1986, as amended.

(p) “Control” (including the terms “controlled by,” “controlling” or “under common control with,”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(q) “Environmental, Health, and Safety Liabilities” means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or any Occupational Safety and Health Law and consisting of or relating to:

(i) any environmental, health, or safety matters or conditions (including without limitation on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(iii) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any governmental body or any other person) and for any natural resource damages; or

(iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”), whether or not such activities occur in a jurisdiction to which CERCLA applies.

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(r) “Environmental Law” means any legal requirement arising under the laws, regulations, court or arbitral decisions or otherwise, of any jurisdiction that requires or relates to:

(i) regulating Hazardous Activity;

(ii) advising appropriate authorities, employees, and the public of intended or actual Releases of Hazardous Materials, violations of discharge limits, or other prohibitions, and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

(iii) preventing or reducing to acceptable levels the Release or threatened Releases of Hazardous Materials;

(iv) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

(v) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

(vi) protecting resources, species, habitats or ecological amenities;

(vii) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials;

(viii) remediating or removing the Release or threatened Release of Hazardous Materials, or paying the costs of such clean up or prevention; or

(ix) making responsible parties compensate individuals or groups for bodily injury, property damage, remedial action costs, or natural resources damages resulting from or relating to Environmental Health and Safety Liabilities.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

(t) “Founders’ Default” shall have the meaning specified in Section 7.1(d).

(u) “Founders’ Quota” shall have the meaning assigned in Recital B.

(v) “GAAP” means United States generally accepted accounting principals, consistently applied.

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(w) “Governmental Entity” means any court, legislative or administrative body, any executive agency, any quasi-governmental organization, or any agency or similar body established by treaty, alliance, or international agreement or arrangement.

(x) “Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any one or more facilities operated by or on behalf of the Person in question, or any Release thereof into the environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the facilities, or that may affect the value of the facilities of such person or its Affiliated Companies.

(y) “Hazardous Materials” means any material, waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, dangerous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law or Occupational Safety and Health Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

(z) “IMPCO” has the meaning in the preamble to this Agreement.

(aa) “IMPCO Common Stock” shall have the meaning assigned in Section 3.1(c)(i).

(bb) “IMPCO Default” shall have the meaning specified in Section 7.1(c).

(cc) “IMPCO Derivative Securities shall have the meaning specified in Section 3.1(c)(ii).

(dd) “IMPCO Disclosure Schedule” shall have the meaning specified in Section 3.1.

(ee) “IMPCO Options” shall mean any option, warrant or other security convertible into or exchangeable (with or without additional consideration) for IMPCO Common Stock.

(ff) “IMPCO Quota” shall have the meaning assigned in Recital A.

(gg) “IMPCO Securities Filings” means the documents filed with or delivered to the SEC by IMPCO, or required to be so filed or delivered, pursuant to Section 13 of the Exchange Act since September 30, 2002.

(hh) “IMPCO Stock Plans” means the plans and arrangements providing for the grant of options or warrants for the purchase of shares of IMPCO Common Stock.

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(ii) “Initial Purchase Documents” means, collectively, the Option Agreement, the Initial Purchase Agreement, and the exhibits, schedules, documents, and amendments related thereto.

(jj) “Initial Purchase Shares” shall mean the 2,309,470 shares of IMPCO Common Stock issued in connection with the Initial Purchase Documents.

(kk) “Knowledge” of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person’s executive officers and other officers having primary responsibility for such matter, together with such knowledge as would be obtained in the conduct of their duties in the ordinary course and in the exercise of reasonable inquiry under the circumstances.

(ll) “LaSalle Loan” means the debt arrangements and relationships established by that certain Loan and Security Agreement, between IMPCO and LaSalle Business Credit, LLC, dated July 27, 2003, and the documents and transactions contemplated thereby, as subsequently amended and supplemented.

(mm) “Liens” shall have the meaning specified in Section 3.1(b).

(nn) “Material Adverse Change” or “Material Adverse Effect” means, when used in connection with IMPCO or BRC, any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, materially adverse to the business, financial condition, assets, results of operations or prospects of such party and its subsidiaries taken as a whole, other than any change, effect, event, occurrence or state of facts relating to the economy in general.

(oo) “MTM” has the meaning assigned in the preamble to this Agreement.

(pp) “Occupational Safety and Health Law” means any legal requirement arising under the laws, regulations, standards, court or arbitral decisions or otherwise, of any jurisdiction, including without limitation the European Union, that requires or relates to the protection of or prevention of injury to employees, workers, contractors and others similarly situated in the workplace environment.

(qq) “Person” means an individual, corporation, partnership, limited liability Company, joint venture, association, trust, unincorporated organization or other entity formed or existing under the laws of any jurisdiction.

(rr) “Purchase” means the purchase by IMPCO of the Founders’ Quota on the terms and subject to the conditions (including the execution and delivery of the ancillary documents) described in this Agreement.

(ss) “Purchase Price” means US$37,551,902, which is the total amount of the Cash Component plus the Closing Stock Value.

(tt) “Quota” means all of the collective rights and obligations of a holder of equity securities in BRC as a Società a Responsabilità Limitata under the laws of the Republic of

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Italy, including without limitation the right to participate wholly or in part in the Control of such entity, to receive dividends or distributions of all or any portion of such entity’s earnings or its assets upon liquidation or sale, and the right directly or indirectly to participate in the Control of, and to enjoy the benefits of an equity holder of, its Affiliated Companies (subject, in the case of Affiliated Companies not wholly owned, to proportionate adjustment to reflect the extent of the equity holder’s interest therein).

(uu) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the environment, whether intentional or unintentional.

(vv) “Restraints” shall have the meaning specified in Section 6.1(d).

(ww) “Returns” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

(xx) “SBA” means the Small Business Administration.

(yy) “SEC” means the U.S. Securities Exchange Commission.

(zz) “Securities Act” means the Securities Act of 1933, as amended, and the regulations thereunder.

(aaa) “Taxes” includes all forms of taxation, whenever and wherever created or imposed, by any local, municipal, governmental, state, national or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amount.

Section 1.2 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent; and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

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ARTICLE II.

THE PURCHASE

Section 2.1 Closing. The closing of the Purchase (the “Closing”) will take place on a date and time to be specified by the parties which shall be at 5:00 p.m. New York City time, on December 31, 2004 or, if later, at 5:00 p.m., New York City time, on the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The Closing will occur at the offices of IMPCO, 16804 Gridley Place, Cerritos, California, 90703. As to the measurement date for financial, tax, reporting and other administrative purposes, owing to the difference in local times between the principal places of business of the parties and their Affiliated Companies, the Closing shall be effective at the various places of business of such Persons as of 11:59 p.m. on the calendar date on which the Closing occurs, notwithstanding that the actual local time of the Closing will vary from place to place. The parties currently contemplate holding a pre-closing meeting of their respective counsel at the offices of Davis Wright Tremaine LLP, 1633 Broadway, New York, New York, on December 20, 2004, for the delivery of definitive documents by and to such counsel in escrow pending the Closing.

Section 2.2 Acquisition of Equity Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing IMPCO shall acquire from the Founders collectively, and the Founders shall individually and collectively sell and convey to IMPCO, the Founders’ Quota, free and clear of all Liens and other interests of any type and nature whatsoever, and effective thereupon, a notarial deed in the form of Exhibit A shall be made effective and IMPCO shall be recorded as the sole owner of the Quota. From and after the Closing, IMPCO shall succeed to and assume all of the rights and obligations of the Founders with respect to BRC and its subsidiaries and its Affiliated Companies, in each case in accordance with the laws of the Republic of Italy and of any other jurisdictions pertinent thereto.

Section 2.3 Consideration. For purposes of this Agreement, the consideration to be paid to the Founders shall be the Purchase Price, which shall be paid upon the Closing, and upon the Closing IMPCO shall pay to each Founder one-half of (i) the Cash Component by wire transfer of immediately available funds to the account of such Founder, as directed by such Founder in writing; and (ii) the Acquisition Shares, by issuance and delivery of one or more certificates registered in the name of such Founder or his nominee.

Section 2.4 Anti-Dilution Provisions. (i) In the event IMPCO changes (or establishes a record date for changing) the number of shares of IMPCO Common Stock, as applicable, issued and outstanding prior to the Closing Date as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar event and the record date therefor shall be prior to the Closing Date, the Purchase Price shall be proportionately adjusted to reflect such event; and (ii) in the event BRC or any of its Affiliated Entities increases (or establishes a record date for increasing) the Quota, as applicable, issued and outstanding prior to the Closing Date by any means or manner whatsoever, the Founders’ Quota shall be deemed to include such Quota.

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Section 2.5 No Liability. In the event any Person other than IMPCO shall, after the Closing, claim or present evidence in the form of any notarial entries, certificates, instruments or deeds representing or purporting to represent an ownership of or entitlement to equity securities of BRC and arising prior to the Closing, such evidence shall not be respected and shall, to the extent not specifically precluded by the laws of the Republic of Italy, be null and void, and neither BRC nor IMPCO shall be liable to any Person in respect thereof, or for any dividends or distributions with respect thereto.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of IMPCO. Except as set forth on the disclosure schedule delivered by IMPCO to the Founders on or before November 15, 2004 (the “IMPCO Disclosure Schedule”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken, IMPCO represents and warrants to BRC and the Founders that the following statements are true and correct as of the date of this Agreement:

(a) Organization, Standing and Corporate Power. IMPCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IMPCO has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. IMPCO is duly qualified or licensed to do business and are in good standing in each jurisdiction in which it currently conducts its business, except for those jurisdictions in which the failure to be so qualified or in good standing would not have a Material Adverse Effect on IMPCO. The IMPCO Securities Filings contain or incorporate by reference complete and correct copies of its Certificate of Incorporation and bylaws as each is currently in effect.

(b) Affiliated Companies. Section 3.1(b) of IMPCO Disclosure Schedule sets forth the name, form of entity, and jurisdiction of formation of each of IMPCO’s Affiliated Companies. To IMPCO’s Knowledge: (i) each of IMPCO’s Affiliated Companies is duly organized and validly existing, and in good standing, in the jurisdiction of its formation, (ii) each Affiliated Company of IMPCO has all requisite power and authority to own or lease and operate its assets and carry on its business as presently conducted or proposed to be conducted, (iii) each Affiliated Company of IMPCO is duly qualified to do business and is in good standing in each jurisdiction in which it currently conducts its business, except for those jurisdictions in which the failure to be so qualified or in good standing would not have a Material Adverse Effect, and (iv) all the outstanding shares of capital stock of, or other equity interests in, each Affiliated Company of IMPCO have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by IMPCO, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and, except as established by the governing documents of such Affiliated Company or by the laws of

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the jurisdiction under which such Affiliated Company is organized, free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Affiliated Companies or as disclosed in IMPCO Securities Filings, IMPCO does not beneficially own any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(c) Capital Structure.

(i) The authorized capital stock of IMPCO consists of 100,500,000 shares of which 100,000,000 are common stock, par value $0.001 per share (the “IMPCO Common Stock”) of which 18,658,112 shares are outstanding and 500,000 shares of preferred stock, par value $0.001 per share, of which none are outstanding. No class of capital stock of IMPCO is entitled to preemptive rights. Each share of IMPCO Common Stock that is issued and outstanding as of the date hereof is duly authorized, validly issued, fully paid and non-assessable.

(ii) There are issued and outstanding: (A) IMPCO Options convertible into or exchangeable for 3,418,533 shares of IMPCO Common Stock (of which options convertible into or exchangeable for 1,091,259 shares of IMPCO Common Stock are currently exercisable); and (B) obligations, commitments, understandings or arrangements to which IMPCO is a party that require or purport to require, or that upon the completion of obligations by other parties would, in the future, require, the issuance or granting of options or warrants to purchase 795,000 shares of IMPCO Common Stock. The obligations and arrangements reflected in clauses 3.1(c)(ii)(A) and 3.1(c)(ii)(B) are referred to collectively in this agreement as the “IMPCO Derivative Securities”. Section 3.1(c)(ii) of the IMPCO Disclosure Schedule includes a list of each Person who is the record or, to the Knowledge of IMPCO, beneficial owner of IMPCO Derivative Securities with a value derived from, or convertible into or exchangeable (with or without consideration) for, more than 5,000 shares of IMPCO Common Stock. All outstanding shares of IMPCO Common Stock are, and all shares that may be issued pursuant to any IMPCO Derivative Security will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. No class of capital stock of IMPCO is entitled to preemptive rights.

(iii) The Acquisition Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be issued to the Founders free and clear of any Liens or restrictions, other than restrictions arising pursuant to Rule 145(a) or Regulation S under the Securities Act.

(iv) Except as provided in this Section 3.1(c), in the Initial Purchase Documents, or in the IMPCO Disclosure Schedule, there are (A) no other shares of capital stock, IMPCO Derivative Securities or other voting

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securities of IMPCO issued, reserved for issuance or outstanding, (B) no rights to receive shares of IMPCO Common Stock on a deferred basis granted under IMPCO Derivative Securities or otherwise; (C) no stock appreciation rights; (D) no securities of IMPCO (or any of its Affiliated Companies) convertible into or exchangeable for shares of capital stock, ownership interests, or voting securities of IMPCO (or its Affiliated Companies); (E) no warrants, calls, options or other rights to acquire from IMPCO (or its Affiliated Companies), and no obligation of IMPCO or any Affiliated Company to issue, capital stock, voting securities or other ownership interests in or any securities convertible into or exchangeable for capital stock or voting securities of IMPCO or any Affiliated Company of IMPCO.

(v) Section 3.1(c) of the IMPCO Disclosure Schedule includes a complete and correct list of the exercise or conversion price and vesting schedule for each Person who is the record holder or, to the Knowledge of IMPCO, the beneficial holder, of IMPCO Derivative Securities with a value derived from, or convertible into or exchangeable (with or without consideration) for, more than 5,000 shares of IMPCO Common Stock.

(vi) No bonds, debentures, notes or other indebtedness of IMPCO having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of IMPCO may vote, are issued or outstanding.

(vii) There are no outstanding obligations of IMPCO to repurchase, redeem or otherwise acquire any outstanding securities of IMPCO or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. IMPCO is not a party to any voting agreement with respect to the voting of its securities or any securities of any other Person.

(d) Authority; Noncontravention. IMPCO has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by IMPCO, and the consummation by IMPCO of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of IMPCO. This Agreement has been duly executed and delivered by IMPCO, and, assuming the due authorization, execution and delivery by the Founders and BRC, constitutes the legal, valid and binding obligation of IMPCO, enforceable against IMPCO in accordance with its terms. Subject to the consents of LaSalle and Bison and to the consents and approvals contemplated by Sections 5 and 6 of this Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of IMPCO under: (i) the certificate of incorporation or bylaws of IMPCO or the comparable organizational

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documents of any of IMPCO’s Affiliated Companies; (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other obligation, permit, concession, franchise, license or similar authorization applicable to IMPCO or its properties or assets or by which IMPCO is bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to IMPCO or its properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(e) Regulatory Approvals Required. Other than as contemplated by Sections 4.4 and 4.5 below, the nature of the business and operations of IMPCO does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit IMPCO to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of IMPCO, or any material loss or disadvantage to its business, upon consummation of the transactions contemplated hereby.

(f) Public Reports. Except as set forth in Section 3.1(f) of the IMPCO Disclosure Schedule, IMPCO has timely filed all IMPCO Securities Filings, and the financial information included in IMPCO Securities Filings has been prepared in accordance with GAAP and present fairly the consolidated financial position and results of operation of IMPCO and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each of IMPCO Securities Filings has been and, as to those reports to be filed on or after the date of this Agreement and the Closing, will be accurate and complete in all material respects as of the date filed, and each complies or will comply in all material respects with all requirements applicable to such filing.

(g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and except as disclosed in IMPCO Disclosure Schedule, since September 30, 2004, IMPCO and its Affiliated Companies have conducted their business only in the ordinary course consistent with past practice, and there has not been (1) any Material Adverse Change in IMPCO; (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of IMPCO Common Stock; (3) any split, combination or reclassification of any of IMPCO Common Stock, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of IMPCO Common Stock; (4) (A) any granting by IMPCO or any of its Affiliated Companies to any current or former director, executive officer or other employee of IMPCO or its Affiliated Companies of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business or as required under any employment agreements in effect as of the date of the most recent audited financial statements; (B) any granting by IMPCO or any of its Affiliated Companies to any such current or former director, executive officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of September 30, 2004; (C) any entry by IMPCO or any of its Affiliated Companies into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee; or (D) any amendment to, or modification of, any IMPCO

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Options; (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IMPCO; (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by IMPCO materially affecting its reported financial condition or results of operation; or (7) any tax election by IMPCO or any of its Affiliated Companies that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of IMPCO or any settlement or compromise of any material tax liability.

(h) Taxes.

(i) IMPCO has filed all material Returns required to be filed by it, or requests for extensions to file have been granted and have not expired, and all such Returns are complete and correct in all material respects. IMPCO has paid or caused to be paid all Taxes shown as due on such Returns or on subsequent assessments with respect thereto, and no other material Taxes are payable by IMPCO with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) for which the applicable statute of limitations has not expired, except for Taxes for which an adequate reserve has been established therefor. IMPCO has withheld and paid over all Taxes required to have been withheld and paid over, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, except for any failure that would not reasonably be expected to have a Material Adverse Effect on IMPCO. There are no Liens on any of the assets of IMPCO with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that IMPCO is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(ii) No material Returns of IMPCO are under audit by a government or taxing authority. No deficiencies for any Taxes have been proposed, asserted or assessed, in each case in writing, against IMPCO that have not been paid or are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IMPCO. No waiver or extension of any statute of limitations is in effect with respect to material Taxes or Returns of IMPCO.

(i) Schedules to this Agreement. The information contained in the IMPCO Disclosure Schedule constitutes additional representations and warranties made by IMPCO hereunder and is incorporated herein by reference to be effective as of the date of this Agreement unless terminated pursuant to Section 7.1(c). The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and

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modifications thereto and all express waivers applicable thereunder. IMPCO shall deliver the IMPCO Disclosure Schedule to BRC and each of the Founders on or prior to November 15, 2004.

(j) Brokers; Professional Fees. Other than fees for fairness opinions payable to Adams Harkness, Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IMPCO.

(k) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of IMPCO, threatened, which if resolved adversely to IMPCO would have a Material Adverse Effect on IMPCO.

Section 3.2 Certain Representations and Warranties of the Founders. Each Founder hereby represents jointly and severally that, as of the date of this Agreement:

(a) Ownership of Quota. Each Founder owns 25% of the aggregate Quota of BRC, and the Founders’ Quota represents all of the Quota of BRC owned directly or indirectly, beneficially or of record, by any Person, other than the IMPCO Quota, and represents all of the Founders’ right, title and interest in and to BRC’s Affiliated Companies. Other than as contemplated by the Initial Purchase Documents, each Founder has a valid and unencumbered right to transfer his portion of the Founders’ Quota as contemplated hereby, free and clear of any Liens. There are no arrangements, understandings or commitments binding against the Founders respecting the issuance or transfer of any present or future interest in the Quota.

(b) Authority; Enforceability. Each Founder has the full power and authority to enter into this Agreement and to make the representations, warranties and covenants herein. This Agreement represents the true and lawful act of the Founder, enforceable against such Founder in accordance with its terms.

(c) Agreements Respecting Shares. Other than the Initial Purchase Documents: (i) neither Founder has entered into, and neither of them is bound by, any agreement, arrangement or understanding that would materially limit or conflict with a Founder’s right to enter into this Agreement and to perform the acts and obligations contemplated hereby; and (ii) there exists no agreement, understanding or arrangement that permits any other Person directly or indirectly to exercise or share voting or investment power with respect to the Quota.

(d) Certain Information Correct. Each Founder has reviewed the this Agreement and, to the Knowledge of Founder: (i) no fact exists that would constitute a material breach of any representation, warranty or covenant of BRC contained herein; (ii) neither BRC nor either of the Founders, nor any Person acting on their separate or collective behalf, has made or delivered any false statement of a material fact in connection with the transactions contemplated hereby; and (iii) neither BRC nor either of the Founders, nor any Person acting on their separate or collective behalf has omitted to state a material fact, the omission of which would render misleading any statements made by or on behalf of BRC in light of the circumstances as a whole.

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Section 3.3 Representations and Warranties of BRC. Except as set forth on the disclosure schedule delivered by BRC to IMPCO on or before November 15, 2004 (the “BRC Disclosure Schedule”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken, BRC represents and warrants to IMPCO that the following statements are true and correct as of the date of this Agreement:

(a) Organization, Standing and Corporate Power. BRC is a Società a Responsabilità Limitata, duly organized, validly existing and in good standing under the laws of the Republic of Italy, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. BRC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it currently conducts its business, except for those jurisdictions in which the failure to be so qualified or in good standing would not have a Material Adverse Effect on BRC. BRC has delivered to IMPCO prior to the execution of this Agreement complete and correct copies of its governing documents, as each is currently in effect.

(b) Affiliated Companies. Section 3.3(b) of the BRC Disclosure Schedule contains a description of each Affiliated Company of BRC, including the extent of BRC’s ownership interest therein and the name and extent of ownership of the ownership interest of each other Person who owns or has the right to acquire an ownership interest in such Affiliated Company. Other than as so disclosed, BRC does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(c) Capital Structure.

(i) The authorized capital equity of BRC is as reflected in the ledger contained in Section 3.3(c)(i) of the BRC Disclosure Schedule (the “Quota”), and except as set forth therein no Person owns, directly or indirectly, any right, title or interest in or to the Quota, nor does any Person have any right (vested or otherwise, matured or contingent) to acquire any interest in the Quota.

(ii) No portion of the Quota is entitled to preemptive rights. The Quota is duly authorized, validly issued, fully paid and non-assessable.

(iii) Other than as contemplated by the Initial Purchase Documents, there are no securities, rights, obligations, understandings or arrangements respecting the issuance to or transfer by any Person of all or any portion of the Quota.

(d) Authority; Noncontravention. BRC has all requisite corporate power and authority to enter into this Agreement, to grant the warranties set forth in this Section 3.3, and to

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make the covenants set forth in Section 4.3. The execution and delivery of this Agreement by BRC and the consummation by BRC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BRC. This Agreement has been duly executed and delivered by BRC and, assuming the due authorization, execution and delivery by each of the parties hereto, constitutes a legal, valid and binding obligation of BRC, enforceable against BRC in accordance with its terms. The execution and delivery of this Agreement does not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of BRC under: (i) the governing documents of BRC; (ii) any BRC Material Contract, BRC Permit, or any similar authorization applicable to BRC or its properties or assets; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to BRC or its properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(e) Regulatory Approvals Required. Other than as contemplated by Section 4.5, the nature of the business and operations of BRC does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any Governmental Entity in order to permit BRC to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of BRC, or any material loss or disadvantage to its business, upon consummation of the transactions contemplated hereby.

(f) Absence of Undisclosed Liabilities. The audited financial statements of BRC as of and for the fiscal years ended December 31, 2003 and 2002, and the unaudited financial statements as of and for the nine month periods ended September 30, 2004 and 2003, have been delivered to IMPCO, and all such financial statements (i) comply as to form, as of its dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto; (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as to the absence of footnotes and except for normal and non-material year-end adjustments and other non-material adjustments permitted by GAAP) applied on a consistent basis during the periods involved; and (iii) present fairly in all material respects the consolidated financial position of BRC and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments, none of which would be material in amount or scope). There are no liabilities or obligations of BRC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could or reasonably expected to result in such liability or obligation other than: (x) liabilities or obligations disclosed and provided for in the balance sheet of BRC as of September 30, 2004 (the “BRC Balance Sheet”), and the notes thereto; (y) liabilities or obligations incurred in the ordinary course of business consistent with past practices since September 30, 2004; or (z) as of the date hereof, any liabilities or obligations that do not, individually or in the aggregate, exceed €150,000 (excluding amounts owed to BRC’s attorneys, accountants and auditors). Since September 30, 2004, there has been no material change in BRC’s financial condition or results of operations, nor has there been any material increase in BRC’s liabilities, since September 30, 2004.

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(g) Compliance with Applicable Laws. The BRC Disclosure Schedule sets forth all material permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental entities which are currently held by or have been applied for by BRC (the “BRC Permits”) which constitute all of the permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental Entities which are required for the operation of the businesses of BRC as presently conducted except for those which would not, individually or in the aggregate, have a Material Adverse Effect on BRC. BRC is not aware of any facts or circumstances currently existing which are likely to preclude BRC from securing any permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of any Governmental Entity which are required for the operation of the businesses of BRC as planned to be conducted. BRC is in compliance with the terms of the BRC Permits and all applicable statutes, laws, ordinances, rules and regulations applicable to BRC, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on BRC. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to BRC, or any of its properties, or is pending or, to the Knowledge of BRC, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not reasonably likely to impair the ability of BRC to perform its obligations under this Agreement or to prevent or materially to delay the consummation of any of the transactions contemplated by this Agreement.

(h) Litigation. Other than as set forth in Section 3.3(h) of the BRC Disclosure Schedule, there is no suit, action or proceeding pending or, to the Knowledge of BRC, threatened against or affecting BRC that, if resolved adversely to BRC, would have a Material Adverse Effect on BRC.

(i) Contracts. BRC is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate will not, after giving effect to reserves established therefor, have a Material Adverse Effect on BRC. Section 3.3(i) of the BRC Disclosure Schedule contains a complete list of (i) each loan or credit arrangement, note, mortgage, indenture, or lease calling for payments to, by or on behalf of BRC in an amount exceeding €150,000 that is currently in effect; and (ii) each contract, agreement, obligation, commitment, arrangement or understanding between or among BRC and any Affiliate of BRC (all matters described in the foregoing clauses (i) and (ii) the “BRC Material Contracts”). Each of the BRC Material Contracts is valid, binding and in full force and effect. BRC is not a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit the manner in which, or the localities in which, any portion of the business of BRC is or may be conducted. To BRC’s Knowledge, no party to any BRC Material Contract is in breach of, nor has any event or condition of default occurred, with respect to any agreement or arrangement necessary to the conduct of BRC’s business as conducted and as proposed to be conducted.

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(j) Taxes.

(i) BRC has filed all material Returns required to be filed by it, or requests for extensions to file have been granted and have not expired, and all such Returns are complete and correct in all material respects. BRC has paid or caused to be paid all Taxes shown as due on such Returns or on subsequent assessments with respect thereto, and no other material Taxes are payable by BRC with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) for which the applicable statute of limitations has not expired, except for Taxes for which an adequate reserve has been established therefor. BRC has withheld and paid over all Taxes required to have been withheld and paid over, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, except for any failure that would not reasonably be expected to have a Material Adverse Effect on BRC. There are no Liens on any of the assets of BRC with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that BRC is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

(ii) Other than as described in Section 3.3(j)(ii) of the BRC Disclosure Schedule, no material Returns of BRC are under audit by a government or taxing authority. No deficiencies for any Taxes have been proposed, asserted or assessed, in each case in writing, against BRC that have not been paid or are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on BRC. No waiver or extension of any statute of limitations is in effect with respect to material Taxes or Returns of BRC.

(k) Labor and Employment Matters. (i) There are no controversies pending or, to the Knowledge of BRC, threatened, between BRC and any of its employees; (ii) BRC is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by BRC, nor, to the Knowledge of BRC, have any activities or proceedings of any labor union or group of employees to organize any such employees; (iii) BRC has not breached or failed to comply with any provision of any collective bargaining agreement or other labor union contract, and there are no grievances outstanding against BRC under such agreement or contract; (iv) there are no unfair labor practice complaints pending against BRC before any Governmental Entity, and to the Knowledge of BRC, there are no current union representation questions involving the employees of BRC; (v) there currently exists no work slowdown, work stoppage or lockout, nor to the Knowledge of BRC is any such matter threatened, by or with respect to the employees of BRC; and (vi) other than as disclosed in Section 3.3(k) of the BRC

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Disclosure Schedule or as expressly contemplated by this Agreement, there are no contracts or agreements of BRC which provide for or guaranty any employee of BRC a specific term of employment.

(l) Real Property and Assets. BRC does not own any real property, and other than as described in the IMPCO Securities Filings BRC is not a party to any lease or tenancy agreement respecting any real property occupied by BRC or its Affiliated Companies, the termination of which would have a Material Adverse Effect on BRC.

(m) Environmental Matters.

(i) BRC is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law or Occupational Safety and Health Law. BRC has no basis to expect and has not received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen, or (ii) the current or prior owner or operator of any facility or property, of any actual or potential violation of, or failure to comply with, any Environmental Law or Occupational Safety and Health Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which BRC has or has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by BRC or any other Person for whose conduct BRC may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(ii) There are no pending or, to the Knowledge of BRC, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which BRC has had an interest.

(iii) BRC has no basis to expect, nor has BRC received any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which BRC had an interest, or with respect to any property or

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facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by BRC have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(iv) BRC has no Environmental, Health, and Safety Liabilities with respect to the facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which BRC (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets.

(v) There are no Hazardous Materials present on or in the environment at the facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the facilities or such adjoining property, or incorporated into any structure therein or thereon, other than in compliance with applicable law. BRC has not permitted or conducted, and is not aware of, any Hazardous Activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which BRC has or had an interest except in full compliance with all applicable Environmental Laws.

(vi) There has been no Release or, to the Knowledge of BRC, threat of Release, of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in BRC has or had an interest, or any geologically or hydrologically adjoining property.

(vii) BRC has delivered to Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by BRC pertaining to Hazardous Materials or Hazardous Activities in, on, or under the facilities, or concerning compliance by BRC, or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

(n) Brokers; Professional Fees. Other than as contemplated in Section 6.3(i), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BRC or the Founders.

(o) Schedules to this Agreement. The information contained in each schedule to this Agreement prepared by or on behalf of BRC constitutes additional representations and

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warranties made by BRC hereunder and is incorporated herein by reference to be effective as of the date of this Agreement unless terminated pursuant to Section 7.1(c). The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder. BRC shall deliver the BRC Disclosure Schedule to IMPCO on or prior to the first to occur of (i) November 15, 2004.

(p) No Misstatements or Omissions. No representation or warranty of BRC in this Agreement or in any statement, certificate or schedule furnished or to be furnished by BRC pursuant to this Agreement or in connection with the Purchase contemplated by this Agreement, contains or as of the Closing Date will contain any untrue statements of a material fact or omits or will omit to state any material fact necessary to prevent the statements made from being misleading in light of the circumstances as a whole.

ARTICLE IV.

COVENANTS OF THE PARTIES

Section 4.1 Covenants of IMPCO. IMPCO hereby covenants as follows:

(a) Waiver of Initial Purchase Documents; Acknowledgment. IMPCO hereby waives any and all rights in favor of IMPCO, any and all obligations of BRC, its officers, directors, equity holders and Affiliated Entities, and any and all obligations of the Founders and their respective heirs, beneficiaries, successors and assigns, to the extent such rights and obligations would prohibit or conflict with this Agreement and the Purchase Documents. IMPCO acknowledges that the Purchase fulfills all obligations of BRC and the Founders arising under the Original Purchase Documents other than obligations which previously have been waived or fulfilled.

(b) Management Transition Plan. IMPCO shall arrange for its current chief executive officer and chief operating officer to collaborate fully and in good faith with Mariano Costamagna to submit to IMPCO’s board of directors, on or before November 15, 2004, a comprehensive and mutually agreeable plan for the integration and organization of IMPCO’s senior management team during the period January 1, 2005 to April 2006, with such plan to be subject to the terms of the employment agreement of Mariano Costamagna in the form of Exhibit B.

(c) Good Faith Efforts. IMPCO shall use reasonable and good faith efforts to satisfy or cause the satisfaction of the covenants and closing conditions of IMPCO in this Agreement and the agreements and arrangements ancillary hereto.

(d) Disclosure Schedules. IMPCO shall, not later than 5:00 p.m., U.S. Pacific Time, on November 15, 2004, deliver to the Founders the IMPCO Disclosure Schedule together with accurate and complete copies of each agreement, document or instrument referenced therein and not previously delivered or made publicly available. .

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(e) Due Diligence Cooperation; Access to Information and Personnel. IMPCO shall provide to BRC and the Founders, and their legal, accounting and financial advisers, true, complete and correct copies of all documents requested, and shall afford each such Person access to any facility or executive officer of IMPCO, in each case promptly upon request.

Section 4.2 Covenants of the Founders. Each of the Founders hereby covenants, severally and not jointly, that:

(a) Restrictions on Transfer of Founders’ Quota. Such Founder shall not sell, pledge, hypothecate, give or otherwise transfer any interest in the Founders’ Quota.

(b) Waiver of Initial Purchase Documents. Such Founder hereby waives any and all rights in favor of Founder, and any and all obligations of IMPCO and its officers, directors, shareholders and Affiliated Entities, to the extent such rights and obligations would prohibit or conflict with this Agreement and the Purchase Documents. Such Founder acknowledges that the Purchase fulfills all obligations of IMPCO arising under the Original Purchase Documents other than obligations which previously have been waived or fulfilled.

(c) Lockup Agreements. Such Founder shall enter into a lockup agreement in customary form proposed by the underwriters of the equity offering contemplated in Section 6.1(e), which agreement shall not exceed 180 days in duration following the effective date of the registration statement contemplated thereby.

(d) Disclosure Schedules. BRC and the Founders shall, not later than 5:00 p.m., U.S. Pacific Time, on November 15, 2004, deliver to the Founders the BRC and the Founders Disclosure Schedule together with accurate and complete copies of each agreement, document or instrument referenced therein and not previously delivered or made publicly available.

(e) Due Diligence Cooperation; Access to Information and Personnel. BRC and the Founders shall provide to BRC and the Founders, and their legal, accounting and financial advisers, true, complete and correct copies of all documents requested, and shall afford each such Person access to any facility or executive officer of BRC, in each case promptly upon request.

(f) Management Transition Plan. Mariano Costamagna shall collaborate fully and in good faith with IMPCO’s current chief executive officer and chief operating officer to submit to IMPCO’s board of directors, on or before November 15, 2004, a comprehensive and mutually agreeable plan for the integration and organization of IMPCO’s senior management team during the period January 1, 2005 to April 2006, with such plan to be subject to the terms of the employment agreement of Mariano Costamagna in the form of Exhibit B.

(g) Good Faith Efforts. Such Founder shall use reasonable and good faith efforts to satisfy or cause the satisfaction of the covenants and closing conditions of such Founder in this Agreement and the agreements and arrangements ancillary hereto.

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Section 4.3 Covenants of BRC.

(a) Conduct of BRC Business. Except as expressly contemplated by this Agreement, or as consented to by IMPCO, during the period from the date of this Agreement to the Closing, BRC shall carry on its business in the ordinary course consistent with past practice, and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve and maintain existing relations and goodwill with employees, customers, brokers, suppliers and other Persons with which BRC has significant business relations.

(b) BRC Information. Promptly upon learning of any event or condition that would result, or that following only the giving of notice or passage of time would result, in a breach of BRC’s representations and warranties in Section 3.3 above, BRC shall provide IMPCO with a reasonably detailed written description of the event or condition as then known, and shall provide such additional information thereafter regarding such event or condition as IMPCO may reasonably request.

Section 4.4 Registration of Securities. The parties shall cooperate to file and pursue to completion the approvals by Governmental Authorities necessary for the consummation of the Purchase and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Article VII:

(a) IMPCO shall prepare and file with the SEC a registration statement on Form S-4 relating to the Acquisition Shares. In connection therewith, BRC and each of the Founders shall provide such true, accurate and complete information as IMPCO may request from time to time in the preparation of such registration statement and in response to inquiries IMPCO may receive from the SEC in respect thereof. Each of the parties covenants and agrees, severally but not jointly, that the information provided by such party to be included in the registration statement shall, as of the date provided and as of the date the registration statement is declared effective by the SEC does not contain a misstatement of a material fact, or omit to state a material fact necessary to make the statements made by or pertaining to such party, not misleading in light of the circumstances as a whole.

(b) IMPCO shall prepare and file with the Nasdaq Stock Market an application to list the Acquisition Shares on the Nasdaq National Market.

(c) Each of BRC and IMPCO shall take such other steps as may be required to address regulatory or administrative inquiries in connection with the Purchase and the transactions contemplated in connection therewith.

Section 4.5 Compliance with Antitrust Laws. The parties shall use diligent efforts to resolve such objections, if any, as may be asserted with respect to the Purchase by the U.S. Department of Justice, the Commission of the European Union, the Italian Autorità Garante della Concorrenza e del Mercato, and any other Governmental Entity (including without limitation objections under any antitrust laws and any applicable laws or regulations). If a suit is threatened or instituted challenging the Purchase as violative of the antitrust laws, each of the parties shall use reasonably diligent efforts to resist, resolve or avoid the filing of such suit. The parties shall use their reasonably diligent efforts to take such action as may be required by any Governmental Entity in order to resolve such objections as any of them may have to the Purchase.

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ARTICLE V.

ADDITIONAL AGREEMENTS

Section 5.1 Shareholder Approval. IMPCO shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining approval of the Purchase, the issuance of the Acquisition Shares and all other material transactions contemplated hereby.

Section 5.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees, severally and not jointly, to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Purchase and the other transactions contemplated by this Agreement including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

Section 5.3 Public Announcements. BRC and IMPCO shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Purchase, and shall not issue any such press release or make any such public statement prior to such consultation. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form mutually agreeable to the parties. Notwithstanding any contrary provision of this Agreement, however, the parties acknowledge that IMPCO Common Stock is registered with the SEC pursuant to Section 12(g) of the Exchange Act and is traded on the Nasdaq Stock Market, and as such IMPCO is required to file certain reports and deliver certain materials to the SEC and to IMPCO’s shareholders. To that end, in the event IMPCO, on the advice of its counsel, determines that it is required to make public disclosure of information that otherwise would be prohibited or limited by this Section 5.3, IMPCO may file such reports and issue such communications as it deems reasonably necessary to comply with Exchange Act regulations and Nasdaq listing qualification rules. In such event IMPCO shall provide BRC with a copy of such reports or communications promptly upon release thereof.

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ARTICLE VI.

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation To Effect the Purchase. The respective obligation of each party to effect the Purchase is subject to the satisfaction, or waiver by each party, on or prior to the Closing Date of the following conditions:

(a) Due Diligence Completion. On or before November 17, 2004 IMPCO shall have notified each of Founders that its due diligence investigation of BRC, MTM and their respective Affiliated Companies, and of the Founders, has been completed to the reasonable satisfaction of IMPCO. On or before November 17, 2004 each of the Founders shall have notified IMPCO that their respective due diligence investigations have been completed to the reasonable satisfaction of the respective Founders. During the course of the respective due diligence investigations, each party shall make available to each other party such information as an investigating party may request, including without limitation the furnishing of access to the parties’ properties (in the case of IMPCO, BRC and MTM), access to individual personnel, and any other information deemed by a party to be relevant to such party’s investigation of the transactions contemplated hereby.

(b) Governmental Approvals. All consents, approvals or orders of authorization of, or actions by any Governmental Entities required for the consummation of the Purchase and the other actions contemplated by this Agreement shall have been obtained, including without limitation the approval of the SEC and all registrations, declarations or filings with any Governmental Entities shall have been made, except in each case for those the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on IMPCO or BRC.

(c) Required Third-Party Consents. All necessary third party consents to and approvals or waivers of the Purchase and the transactions contemplated hereby shall have been obtained from the relevant Persons, except for those the failure of which to obtain, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Purchase or which otherwise is reasonably likely to have a Material Adverse Effect.

(e) Equity Financing. IMPCO shall have completed an equity financing with proceeds to IMPCO (net of discounts, commissions, finders’ fees, legal and accounting fees, and other expenses) of US$15 million, of which an amount equal to the Cash Component shall be placed in escrow for the benefit of the Founders pending the Closing.

(f) Bison Loan. IMPCO shall have discharged, or contemporaneously with the Closing shall discharge, all obligations of IMPCO respecting the Bison Loan.

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(g) Creditor Consent. IMPCO shall have obtained the consent of LaSalle.

(h) Shareholder Approval. IMPCO shall have received the approval of a majority of its shareholders at a meeting of at least a quorum of its shareholders, duly noticed and held under the Delaware General Corporation Law.

(i) Securities Law Approvals; Nasdaq Listing. All necessary approvals under federal and state securities or blue sky laws and other authorizations relating to the issuance of the Acquisition Shares shall have been received, and Acquisition Shares shall have been listed for trading on the Nasdaq National Market.

(j) Employment Agreement. IMPCO shall have entered into an employment agreement with Mariano Costamagna in the form attached as Exhibit B and MTM shall have entered into an employment agreement with Pier Antonio Costamagna substantially in the form attached as Exhibit C.

(k) No Banking Moratorium. There shall exist no banking moratorium or other suspension of payment by banks in the United States or the Republic of Italy or any new material limitation on extension of credit generally applicable to commercial banks in either nation.

Section 6.2 Conditions to Obligations of IMPCO. The obligation of IMPCO to effect the Purchase is further subject to satisfaction or waiver of the following conditions:

(a) BRC Disclosure Schedule. IMPCO shall have received the BRC Disclosure Schedule not later than 5:00 p.m. on November 15, 2004, and such document shall not contain any event, condition or circumstance which, individually or in the aggregate, would represent a Material Adverse Effect, other than event circumstances or conditions disclosed to IMPCO prior to the date of this Agreement.

(b) Representations and Warranties. The representations and warranties of each of the Founders and BRC set forth herein qualified as to materiality shall be true and correct in all material respects, and those not so qualified shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(c) Performance of Obligations. BRC and each of the Founders shall have performed in all material respects each of their respective obligations under this Agreement at or prior to the Closing Date, and each of them shall have executed and delivered all documents required to be delivered by them pursuant to this Agreement.

(d) Notarial Deed and Entry of Ledger Data. The Founders and BRC shall have provided for the recordation by an Italian notary public of a notarial deed in the form of Exhibit A respecting the transfer to IMPCO of the Founders’ Quota, and IMPCO must have been recorded in the transfer ledger of BRC as the sole holder of the Quota.

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(e) Material Adverse Change. BRC shall not have experienced any Material Adverse Change.

(f) Opinion of Counsel. IMPCO shall have received a favorable opinion of Grosso, De Rienzo, Riscossa, Gerlin e Associati, counsel to the Founders, dated as of the Closing Date, in form and substance satisfactory to IMPCO, to the effect that:

(i) Each of BRC and MTM is a Società a Responsabilità Limitata, duly incorporated, validly existing and in good standing under the laws of the Republic of Italy, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(ii) Capital Structure.

(A) The authorized capital equity of BRC is as reflected in the ledger contained in Section 3.3(c)(i) of the BRC Disclosure Schedule, and except as set forth therein no Person owns, directly or indirectly, any right, title or interest in or to the Quota, nor does any Person have any right (vested or otherwise, matured or contingent) to acquire any interest in the Quota that could be enforceable by or with respect to any other Person.

(B) No person other than BRC owns or has a right (vested or otherwise) to acquire any equity interest in MTM which could be opposable or enforceable by or with respect to any other Person.

(C) No portion of the Quota is entitled to preemptive rights. The Quota is duly authorized, validly issued, fully paid and non-assessable.

(D) Other than as contemplated by the Initial Purchase Documents, there are no securities, rights, obligations, understandings or arrangements respecting the issuance to or transfer by any Person of all or any portion of the Quota that could be enforceable by or with respect to any other Person.

(iii) Each of the Founders and BRC has all requisite corporate power and authority to enter into this Agreement, to grant the warranties and to make the covenants set forth herein. The execution and delivery of this Agreement by BRC and each of the Founders and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BRC. This Agreement has been duly executed and delivered by BRC and each of the Founders and, assuming the due authorization, execution and delivery by IMPCO, constitutes a legal, valid and binding obligation of

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BRC and each of the Founders, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement does not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of BRC under: (i) the governing documents of BRC; (ii) any BRC Material Contract, BRC Permit, or similar authorization applicable to BRC or its properties or assets; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to BRC or its properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on BRC. Other than the Initial Purchase Documents, there is no Lien, contract, arrangement, law, order or other restriction on the ability of the Founders to transfer the Founders’ Quota, and the actions taken by the parties at or prior to the Closing are sufficient to vest in IMPCO the full, unencumbered and unrestricted ownership of the Quota.

(iv) The nature of the business and operations of BRC and MTM and the transactions contemplated by this Agreement do not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit the parties to perform their respective obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of BRC or MTM.

(iv) To the knowledge of such counsel, the BRC Disclosure Schedule sets forth all material permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental Entities which are currently held by or have been applied for by BRC or MTM, which constitute all of the permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of all Governmental Entities which are required for the operation of the businesses of BRC and MTM as presently conducted except for those which would not, individually or in the aggregate, have a Material Adverse Effect on BRC. Such counsel is not aware of any facts or circumstances currently existing which are likely to preclude BRC or MTM from securing any permits, licenses, variances, exemptions, orders, registrations, consents, franchises and approvals of any Governmental Entity which are required for the operation of the businesses of BRC and MTM as presently conducted. To the knowledge of such counsel, BRC and MTM are in compliance with the terms of all such permits and all applicable statutes, laws, ordinances, rules and regulations of all applicable Governmental Entities, except where the failure so to comply

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individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on BRC. Other than as disclosed in the BRC Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to BRC, or any of its properties, or is pending.

(vi) To the knowledge of such counsel, other than as disclosed in the BRC Disclosure Schedule, there is no suit, action or proceeding pending or threatened against or affecting BRC or MTM that, if resolved adversely to such entity, would have a Material Adverse Effect on BRC.

(vii) To the knowledge of such counsel, neither BRC nor MTM is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license known to such counsel, to which BRC or MTM is a party or by which any of their respective properties or assets is bound, except for violations or defaults that individually or in the aggregate will not have a Material Adverse Effect.

(g) Corporate Documents. IMPCO shall have received:

(i) a certificate of existence and good standing certificate for BRC issued by the Camera di Commercio Industria Artigianato ed Agricoltura – Registre delle Imprese dated not earlier than five Business Days prior to the pre-closing meeting referenced in Section 2.1; and

(ii) a copy, certified by the secretary of BRC, of resolutions adopted by the board of directors and equity holders of BRC approving this Agreement and the transactions contemplated hereby.

(h) Opinion of Financial Advisor. IMPCO shall have received the opinion of Adams Harkness, Inc., dated as of the date of this Agreement and confirmed as of the Closing Date, to the effect that the Purchase is fair, from a financial point of view, to the disinterested shareholders of IMPCO.

(i) Conveyance of Intellectual Property Rights. Each of the Founders shall have executed and delivered to BRC, with a copy to IMPCO, a document substantially in the form of Exhibit D evidencing the conveyance by such Founders to BRC of any and all intellectual property rights owned, developed or held by such Founders in connection with the current, past and anticipated business of BRC and MTM.

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(j) Certificate. IMPCO shall have received a certificate

(i) of the principal executive officer and the principal financial officer of BRC, substantially in the form of Exhibit E, dated as of the Closing Date, certifying to their Knowledge the fulfillment of the conditions set forth in Sections 6.1(a) through (d) and 6.2(b) through (e), together with such other matters as IMPCO may reasonably request; and

(ii) of each Founder, substantially in the form of Exhibit F, dated as of the Closing Date, certifying to their Knowledge the fulfillment of the conditions set forth in Sections 6.1(a) through (d) and 6.2(b) through (e), together with such other matters as IMPCO may reasonably request.

Section 6.3 Conditions to Obligations of the Founders. The obligation of the Founders to effect the Purchase is further subject to satisfaction or waiver by each of the Founders of the following conditions:

(a) BRC Disclosure Schedule. BRC and the Founders shall have received the IMPCO Disclosure Schedule not later than 5:00 p.m. on November 15, 2004, and such document shall not contain any event, condition or circumstance which, individually or in the aggregate, would represent a Material Adverse Effect, other than event circumstances or conditions disclosed to BRC and the Founders prior to the date of this Agreement.

(b) Representations and Warranties. The representations and warranties of IMPCO set forth herein qualified as to materiality shall be true and correct in all material respects, and those not so qualified shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(c) Performance of Obligations. IMPCO shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(d) Material Adverse Changes. IMPCO shall not have experienced any Material Adverse Change.

(e) Payment of Consideration. IMPCO shall have delivered the Acquisition Shares and the Cash Component.

(f) Opinion of Counsel. The Founders shall have received the opinion of Davis Wright Tremaine LLP, counsel to IMPCO, dated as of the Closing Date, in form and substance satisfactory to BRC, to the effect that:

(i) IMPCO is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner being conducted on the Closing Date.

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(ii) IMPCO has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the employment agreements; the execution, delivery and performance of the Agreement and the employment agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of IMPCO; and the Agreement and the employment agreements, and the transactions contemplated by each such document, have been duly executed and delivered by IMPCO and constitute the legal, valid and binding obligation of IMPCO, enforceable against IMPCO in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles.

(iii) The authorized capital stock of IMPCO consists of 100,500,000 shares of capital stock of which 100,000,000 are shares of common stock, par value $0.001 per share, of which [complete as of the Closing Date] shares are outstanding, and 500,000 shares of preferred stock, par value $0.001 per share, of which no shares are outstanding. Such shares are the only shares of capital stock of IMPCO authorized, issued or outstanding. To the knowledge of such counsel, IMPCO is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any other equity interest in IMPCO, except as disclosed in IMPCO Securities Filings or in the IMPCO Disclosure Schedule, or as required by the Agreement.

(iv) The Acquisition Shares are duly authorized, validly issued, fully paid and nonassessable.

(v) The Acquisition Shares have been registered under the Securities Act. To the knowledge of such counsel, no stop order has been issued by the SEC suspending the effectiveness of such registration statement or the issuance of the shares, and no proceeding for any such purpose has been initiated or is pending under the Securities Act or any other securities laws of any United States jurisdiction. The Acquisition Shares have been listed for trading on the Nasdaq National Market.

(g) Corporate Documents. The Founders shall have received:

(i) certificates of existence and good standing for IMPCO issued by the Delaware Secretary of State not earlier than five Business Days prior to the pre-closing meeting identified in Section 2.1;

(ii) a copy, certified by the secretary of IMPCO, of the resolutions adopted by the board of directors and stockholders of IMPCO approving this Agreement and the transactions contemplated hereby.

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(h) Conveyance of Intellectual Property Rights. Each of the Founders shall have executed and delivered to BRC, with a copy to IMPCO, a document in the form of Exhibit D evidencing the conveyance by such Founders to BRC of any and all intellectual property rights owned, developed or held by such Founders in connection with the current, past and anticipated business of BRC and MTM.

(i) Certificate. BRC shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of IMPCO, substantially in the form of Exhibit G, dated as of the Closing Date, certifying to their Knowledge the fulfillment of the conditions set forth in Sections 6.1 (a) through (i) and 6.3(b) through (d), together with such other matters as BRC may reasonably request.

(j) Fees and Expenses. IMPCO shall have paid the fees and expenses of Grosso, De Rienzo, Riscossa, Gerlin e Associati, and Studio Tibaldi Giraudo, the Founders’ legal and financial advisors, subject, in the case of fees, to a limit of $135,000.

(k) Board Representation. IMPCO shall have caused the appointment to its board of directors one (1) Person nominated by the Founders (by unanimous written instruction), which nominee shall meet the definition of an “independent director” within the meaning of NASD Rule 4200(15).

ARTICLE VII.

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after obtaining the approval of IMPCO’s shareholders:

(a) by unanimous written consent of IMPCO and each of the Founders;

(b) by either of the Founders or IMPCO:

(i) if the Purchase shall not have been consummated on or before April 30, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Purchase to be consummated by such time, and provided further that the closing may be extended by either party to June 30, 2005 if the only condition remaining unsatisfied is the approval of one or more Government Entities;

(ii) if (A) there shall be any law or regulation that makes consummation of the Purchase illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Entity having competent jurisdiction enjoining BRC and IMPCO from consummating the Purchase is entered and such judgment, injunction or order shall have become final and non-appealable;

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(iii) at or before 5:00 p.m., U.S. Pacific time, on November 17, 2004 if, in the sole discretion of the terminating party, such party, using its reasonable best efforts, has not satisfactorily concluded its due diligence investigations of the other parties and the transactions contemplated hereby;

(iv) if any Restraint shall be in effect and shall have become final and non-appealable;

(v) if the board of directors of the terminating party determines that the exercise of its fiduciary duty so requires.

(c) by unanimous determination of the Founders, if IMPCO shall have (i) misrepresented, breached or failed to perform in any material respect any of their representations, covenants or other agreements contained in this Agreement; (ii) failed timely to deliver to BRC the IMPCO Disclosure Schedule pursuant to Section 6.2(a) or if, when delivered, the IMPCO Disclosure Schedule contains a disclosure that would represent a Material Adverse Effect; or (iii) experienced a Material Adverse Change, (each such event an “IMPCO Default”), which event would give rise to the failure of a condition set forth in Section 6.3(a) or (b) at the time of such event; provided that if such IMPCO Default is curable by IMPCO through the exercise of commercially reasonable efforts, then the Founders may not terminate this Agreement under this Section 7.1(c) until twenty (20) days after delivery of written notice to IMPCO specifying in reasonable detail such IMPCO Default if such IMPCO Default is then continuing, or prior to the end of such 20-day period if IMPCO fails continuously to exercise commercially reasonable efforts to cure IMPCO Default. Termination pursuant to this Section 7.1(c) shall be the Founders’ sole remedy in the event of a material misrepresentation or breach of warranty made by IMPCO in this Agreement and discovered prior to the Closing.

(d) by IMPCO, at any time prior to the Closing if BRC or either of the Founders shall have (i) failed timely to deliver to IMPCO the BRC Disclosure Schedule pursuant to Section 6.3(a), or if, when delivered, the BRC Disclosure Schedule contains a disclosure that would represent a Material Adverse Effect with respect to BRC; or (ii) BRC or either of the Founders shall have misrepresented, breached or failed to perform in any material respect any of their respective representations, covenants or other agreements contained in this Agreement (each such event a “Founders’ Default”), which event would give rise to the failure of a condition set forth in Section 6.2(a) or (b) at the time of such event; provided that if such Founders’ Default is curable by either or both of the Founders or by BRC through the exercise of commercially reasonable efforts, then IMPCO may not terminate this Agreement under this Section 7.1(d) until twenty (20) days after delivery of written notice to both of the Founders specifying in reasonable detail such Founders’ Default if such Founders’ Default is then continuing, or prior to the end of such 20-day period if the Founders fail to continuously exercise commercially reasonable efforts to cure the Founders’ Default. Termination pursuant to this Section 7.1(d) shall be IMPCO’s sole remedy in the event of a material misrepresentation or breach of warranty made by BRC or the Founders in this Agreement and discovered prior to the Closing.

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Section 7.2 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of BRC or IMPCO, other than the provisions of this Section 7.2, Section 7.3 and Article VIII, which provisions survive such termination. In the event of a termination of this Agreement by either party as a result of an IMPCO Default or a Founders’ Default (other than an IMPCO Default or Founders’ Default consisting solely of a material breach of a representation or warranty hereunder), the terminating party shall be entitled to recover its reasonable out-of-pocket costs and attorney’s fees, resulting from or in connection with the negotiation and performance of this Agreement and such default and termination. No termination of this Agreement shall relieve any party from any liability arising from the willful breach by any party of any of its representations, covenants or agreements set forth in this Agreement.

Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after approval by IMPCO’s shareholders; provided, however, that after such shareholder approval, there shall not be made any amendment that by law requires further approval by IMPCO’s shareholders without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 7.4 Extension; Waiver. At any time prior to the Closing, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive any condition to Closing that lawfully may be waived. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing for a period of six (6) years.

Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to BRC or the Founders, to:

BRC

Via La Morra, 1

Cherasco (Cn), Italy 12062

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Telecopier: 39 0172 488237

Attn: Mariano Costamagna

with a copy to:

Studio Tibaldi Giraudo

Via S. Margherita 8

Alba (Cuneo)

Italy

Telecopier: 39 01733 62307

Attn: Paolo Giraudo

if to IMPCO, to

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, CA 90703

Telecopier: (562) 924-8069

Attn: Robert M. Stemmler

With a copy to:

Davis Wright Tremaine LLP

2600 Century Square

1501 Fourth Avenue

Seattle, WA 98101-1688

Telecopier: (206) 628-7699

Attn: Marcus J. Williams

Section 8.3 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; and (b) are not intended to confer upon any Person other than the parties any rights or remedies.

Section 8.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that matters respecting the corporate acts, existence and status of BRC and MTM shall be governed by the laws of the Republic of Italy applicable to Societi Responsibilita Limitata organized pursuant to the laws thereof; and provided, further, that matters respecting the corporate acts, existence and status of IMPCO shall be governed by the Delaware General Corporation Law.

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Section 8.5 Attorney’s Fees. The prevailing party in any dispute arising out of this Agreement or any breach thereof shall be entitled to recover its costs and attorney’s fees in any proceeding.

Section 8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party hereto without the prior written consent of each other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.7 Jurisdiction, Venue and Service of Process. The jurisdiction for any dispute arising under this Agreement shall be in the forum and subject to the venue of the defendant in such action, such that any action brought by IMPCO against the Founders or BRC shall be in Milan, Italy, and any action brought by the Founders or BRC against IMPCO shall be in Los Angeles, California, and each party part hereby irrevocably consents to exclusive personal jurisdiction and venue in the courts so designated, which jurisdiction and venue shall be mandatory and not elective, and each party agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts or seek to remove such action, claim or proceeding to any other court or jurisdiction. Each party hereby consents to service of process upon the party by transmittal of process by registered or certified mail, postage prepaid and return receipt requested, at the address shown in Section 8.2 above or at such other address as may subsequently have been provided to the serving party in accordance with such Section. Service shall be deemed effective, irrespective of proof of delivery, on the fifteenth calendar day following such transmittal.

Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, BRC, IMPCO and each of the SELLERS have caused this Agreement to be signed by its officers thereunto duly authorized, all as of the date first written above.

B.R.C., S.r.l.		IMPCO Technologies, Inc.

By:	/s/ Mariano Costamagna	By:	/s/ Robert M. Stemmler
Mariana Costamagna, Managing Director and Chief Executive Officer		Robert M. Stemmler, Chairman, President. and Chief Executive Officer

SELLERS

By:	/s/ Mariano Costamagna	By:	/s/ Pier Antonia Costamagna
Mariano Costamagna		Pier Antonio Costamagna

ACKNOWLEDGEMENT:

Each of the undersigned acknowledges that she has read this Agreement and the exhibits, schedules and ancillary documents hereto. Each of the undersigned, on behalf of her heirs, beneficiaries, successors and assigns, hereby forever consents to this Agreement and the transactions contemplated hereby, and releases, quitclaims and forever discharges any and all right, title and interest in and to the Quota and the Acquisition Shares.

By:	/s/ Bruna Giachino
Bruna Giachino

By:	/s/ Carla Bourgogno
Carla Bourgogno

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EXHIBIT LIST

IMPCO DISCLOSURE SCHEDULE

BRC DISCLOSURE SCHEDULE

EXHIBIT A	Notarial Deed
EXHIBIT B	Employment Agreement – Mariano Costamagna
EXHIBIT C	Employment Agreement – Pier Antonio Costamagna
EXHIBIT D	Form of Intellectual Property Conveyance
EXHIBIT E	BRC Officer Certificate
EXHIBIT F	Founder Certificate
EXHIBIT G	IMPCO Officer Certificate

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EXHIBIT E

OFFICERS’ CERTIFICATE

OF

B.R.C. SOCIETÀ A RESPONSABILITÀ LIMITATA

Each of the undersigned, being the duly appointed principal executive officer and principal financial officer, respectively, of B.R.C. Società a Responsabilità Limitata, an Italian limited liability company (the “Company”), hereby certify on behalf of the Company as set forth below, and pursuant to Section 6.2(i)(i) of the Equity Interest Purchase Agreement dated as of October 22, 2004 between and among Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a citizen and resident of the Italian Republic, the Company, M.T.M. Società a Responsabilità Limitata, an Italian limited liability company, and IMPCO Technologies, Inc., a Delaware corporation (the “Agreement”). Each of the undersigned gives this certificate on behalf of the Company and shall have no personal liability with respect to this certificate or as to the matters certified herein. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

1.	To my knowledge, the conditions set forth in Section 6.1(a) through 6.1(d) of the Agreement have been fulfilled as of the date hereof.

2.	To my knowledge, the representations and warranties of the Company set forth herein qualified as to materiality are true and correct in all material respects, and those not so qualified are true and correct in all respects, in each case as of the date hereof, as though such representations and warranties had been made on and as of the date hereof (except to the extent expressly made as of an earlier date, in which case as of such date).

3.	To my knowledge, the Company has performed in all material respects its obligations under the Agreement required to be performed by it at or prior to the Closing Date, and the Company has executed and delivered all documents required to be delivered by it pursuant to the Agreement at or prior to Closing Date.

4.	To my knowledge, the Company has provided for the recordation by an Italian notary public of a notarial deed in the form of Exhibit A to the Agreement respecting the transfer to IMPCO of the Founders’ Quota, and IMPCO has been recorded in the transfer ledger of the Company as the sole holder of the Quota.

5.	To my knowledge, the Company has not experienced any Material Adverse Change as of the date hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Certificate as of the          day of                             , 200        .

B.R.C. SOCIETÀ A RESPONSABILITÀ LIMITATA

By:
Its:

By:
Its:

EXHIBIT F

CERTIFICATE OF

____________________________________________

I,                                         , (the “Founder”), hereby certify pursuant to Section 6.2(i)(ii) of the Equity Interest Purchase Agreement dated as of October 22, 2004 between and among Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a citizen and resident of the Italian Republic, B.R.C. Società a Responsabilità Limitata, an Italian limited liability company (“BRC”), M.T.M. Società a Responsabilità Limitata, an Italian limited liability company, and IMPCO Technologies, Inc., a Delaware corporation (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

1.	To my knowledge, the conditions set forth in Section 6.1(a) through 6.1(d) of the Agreement have been fulfilled as of the date hereof.

2.	To my knowledge, the representations and warranties of the Founder and BRC set forth herein qualified as to materiality are true and correct in all material respects, and those not so qualified are true and correct in all respects, in each case as of the date hereof, as though such representations and warranties had been made on and as of the date hereof (except to the extent expressly made as of an earlier date, in which case as of such date).

3.	To my knowledge, the Founder and BRC have performed in all material respects each of their respective obligations under the Agreement required to be performed by them at or prior to the Closing Date, and each of them have executed and delivered all documents required to be delivered by them pursuant to the Agreement at or prior to Closing Date.

4.	To my knowledge, the Founder and BRC have provided for the recordation by an Italian notary public of a notarial deed in the form of Exhibit A to the Agreement respecting the transfer to IMPCO of the Founders’ Quota, and IMPCO has been recorded in the transfer ledger of the Company as the sole holder of the Quota.

5.	To my knowledge, the BRC has not experienced any Material Adverse Change as of the date hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Certificate as of the          day of                             , 200        .

EXHIBIT G

OFFICERS’ CERTIFICATE

OF

IMPCO TECHNOLOGIES, INC.

Each of the undersigned, being the duly appointed Chief executive officer and Chief Financial Officer, respectively, of IMPCO Technologies, Inc., a Delaware corporation (the “Company”), hereby certify on behalf of the Company as set forth below, and pursuant to Section 6.3(i) of the Equity Interest Purchase Agreement dated as of October 22, 2004 between and among Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a citizen and resident of the Italian Republic, B.R.C. Società a Responsabilità Limitata, an Italian limited liability company, M.T.M. Società a Responsabilità Limitata, an Italian limited liability company, and the Company (the “Agreement”). Each of the undersigned gives this certificate on behalf of the Company and shall have no personal liability with respect to this certificate or as to the matters certified herein. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

1.	To my knowledge, the conditions set forth in Section 6.1(a) through 6.1(i) of the Agreement have been fulfilled as of the date hereof.

2.	To my knowledge, the representations and warranties of the Company set forth herein qualified as to materiality are true and correct in all material respects, and those not so qualified are true and correct in all respects, in each case as of the date hereof, as though such representations and warranties had been made on and as of the date hereof (except to the extent expressly made as of an earlier date, in which case as of such date).

3.	To my knowledge, the Company has performed in all material respects its obligations required to be performed by it under the Agreement at or prior to the Closing Date.

4.	To my knowledge, the Company has not experienced any Material Adverse Change as of the date hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Certificate as of the          day of                             , 200        .

IMPCO TECHNOLOGIES, INC.

By:
Robert M. Stemmler, Chief Executive Officer

By:
Nickolai A. Gerde, Chief Financial Officer